EXHIBIT 23: CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the prospectus supplement of The Provident Bank relating to Provident Bank Home Equity Loan Trust 2000-1, of our report dated February 9, 1999 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                              \s\  PricewaterhouseCoopers LLP
                                              --------------------------------
                                                   PricewaterhouseCoopers LLP



New York, New York
March 21, 2000